Exhibit 99.1

Snap Inc. Reports Fourth Quarter and Full Year 2017 Results

VENICE, Calif. – February 6, 2018 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2017.

Fourth Quarter and Full Year 2017 Financial Highlights:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2017	2016	Change	2017	2016	Change
	(dollars in thousands)			(dollars in thousands)
(Unaudited)	(NM = Not Meaningful)			(NM = Not Meaningful)
Revenue	$285,693	$165,682	72%	$824,949	$404,482	104%
Net loss(1)	$(349,977)	$(169,945)	106%	$(3,445,066)	$(514,643)	NM
Adjusted EBITDA(2)	$(158,922)	$(152,284)	4%	$(720,056)	$(459,243)	57%

Other Financial Highlights
Cash, cash equivalents, and marketable securities				$2,043,039	$987,368
Cash used in operating activities	$(176,083)	$(167,728)		$(734,667)	$(611,245)
Free Cash Flow(3)	$(197,295)	$(188,104)		$(819,185)	$(677,686)
Capital expenditures	$(21,212)	$(20,376)		$(84,518)	$(66,441)

(1)

Net loss for the year ended December 31, 2017 includes $2.6 billion of stock-based compensation expense, primarily due to the recognition of expense related to RSUs with a performance condition satisfied on the effectiveness of the registration statement for our initial public offering in March 2017.

(2)

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below.

(3)	Free Cash Flow is defined as net cash used in operating activities, reduced by purchases of property and equipment.

Note: For adjustments and additional information regarding the non-GAAP financial measures discussed, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operational Highlights

•	Daily Active Users (DAU)(1) increased 8.9 million or 5% sequentially to 187 million, representing the highest net adds since Q3 2016. DAUs increased 28.8 million or 18% year-over-year.
•	Revenue was $285.7 million in Q4 2017, up 72% year-over-year and 37% sequentially, driven by auction traction and seasonality. Full year revenue was $824.9 million, up 104% year-over-year.
•

Average revenue per user (ARPU)(2) was $1.53 in Q4 2017, up 46% year-over-year and 31% sequentially. Cost of revenue per user (CoRPU)(3) was $1.02 in Q4 2017, up 5% year-over-year and down 14% sequentially.

•

Adjusted EBITDA loss was $(158.9) million in Q4 2017, an increase of 4% year-over-year and an improvement of 11% sequentially. Full year Adjusted EBITDA was $(720.1) million and was $(459.2) million in 2016.

•

Cash and marketable securities were $2.0 billion at December 31, 2017. Cash management reduced Q4 2017 cash burn to $255 million, down 49% sequentially. Capital expenditures remained modest in Q4 2017, given our capital light business model, at $21.2 million compared to $20.4 million in Q4 2016 and $25.9 million in Q3 2017. Full year capital expenditures were $84.5 million, less than $0.50 per DAU.

(1)

We define a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We measure average Daily Active Users for a particular quarter by calculating the average Daily Active Users for that quarter.

(2)	We define average revenue per user, or ARPU, as quarterly revenue divided by the average Daily Active Users.
(3)	We define cost of revenue per user, or CoRPU, as quarterly cost of revenue divided by the average Daily Active Users.

CONFERENCE CALL INFORMATION

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, non-GAAP Adjusted EBITDA, capital expenditures, and stock-based compensation, as well as non-financial metrics, such as DAU and video views. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products, and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history, our lack of significant revenue and profitability to date, our ability to monetize our products, the highly competitive and rapidly changing market for internet and advertising companies, infrastructure costs, our ability to create new and innovative products, our ability to maintain users and manage any future user growth, litigation, and our international expansion strategies. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the final prospectus for our initial public offering, dated March 1, 2017, and our quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s annual report on Form 10-K and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time, as described below. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash used in operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Non-GAAP Net Loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP Net Loss and weighted average diluted shares are then used to calculate Non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$285,693	$165,682	$824,949	$404,482
Costs and expenses:
Cost of revenue	191,246	153,350	717,462	451,660
Research and development	233,838	64,964	1,534,863	183,676
Sales and marketing	110,458	50,389	522,605	124,371
General and administrative	111,115	66,716	1,535,595	165,160
Total costs and expenses	646,657	335,419	4,310,525	924,867
Loss from operations	(360,964)	(169,737)	(3,485,576)	(520,385)
Interest income	6,070	1,486	21,096	4,654
Interest expense	(876)	(776)	(3,456)	(1,424)
Other income (expense), net	2,553	(1,215)	4,528	(4,568)
Loss before income taxes	(353,217)	(170,242)	(3,463,408)	(521,723)
Income tax benefit (expense)	3,240	297	18,342	7,080
Net loss	$(349,977)	$(169,945)	$(3,445,066)	$(514,643)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.28)	$(0.20)	$(2.95)	$(0.64)
Diluted	$(0.28)	$(0.20)	$(2.95)	$(0.64)

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts, unaudited)

	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$334,063	$150,121
Marketable securities	1,708,976	837,247
Accounts receivable, net of allowance	279,473	162,659
Prepaid expenses and other current assets	44,282	29,958
Total current assets	2,366,794	1,179,985
Property and equipment, net	166,762	100,585
Intangible assets, net	166,473	75,982
Goodwill	639,882	319,137
Other assets	81,655	47,103
Total assets	$3,421,566	$1,722,792
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$71,194	$8,419
Accrued expenses and other current liabilities	275,062	148,325
Total current liabilities	346,256	156,744
Other liabilities	82,983	47,134
Total liabilities	429,239	203,878
Commitments and contingencies
Stockholders’ equity
Convertible voting preferred stock, Series A, A-1, and B, $0.00001 par value. No shares and 146,962 shares authorized, issued, and outstanding at December 31, 2017 and December 31, 2016, respectively. Liquidation preference of $95,175 at December 31, 2016.	—	1
Convertible non-voting preferred stock, Series C, $0.00001 par value. No shares and 16,000 shares authorized, issued, and outstanding at December 31, 2017 and December 31, 2016, respectively. Liquidation preference of $54,543 at December 31, 2016.	—	—
Convertible non-voting preferred stock, Series D, E, and F, $0.00001 par value. No shares and 83,851 shares authorized, issued, and outstanding at December 31, 2017 and December 31, 2016, respectively.	—	2
Series FP convertible voting preferred stock, $0.00001 par value. No shares and 260,888 shares authorized at December 31, 2017 and December 31, 2016, respectively. No shares and 215,888 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively.	—	2
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 883,022 shares issued and outstanding at December 31, 2017, and 1,500,000 shares authorized, 504,902 shares issued and outstanding at December 31, 2016.	9	5
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 122,564 shares issued and outstanding at December 31, 2017, and 1,500,000 shares authorized, 31,469 shares issued and outstanding at December 31, 2016.	1	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 216,616 shares issued and outstanding at December 31, 2017, and 260,888 shares authorized and no shares issued and outstanding at December 31, 2016.	2	—
Additional paid-in capital	7,634,825	2,728,823
Accumulated other comprehensive income (loss)	14,157	(2,057)
Accumulated deficit	(4,656,667)	(1,207,862)
Total stockholders’ equity	2,992,327	1,518,914
Total liabilities and stockholders’ equity	$3,421,566	$1,722,792

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(3,445,066)	$(514,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,288	29,115
Stock-based compensation	2,639,895	31,842
Deferred income taxes	(17,490)	(7,952)
Excess inventory reserve and related asset impairment	21,997	—
Other	(6,356)	889
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(104,357)	(118,434)
Prepaid expenses and other current assets	(39,783)	(20,521)
Other assets	(4,771)	(5,064)
Accounts payable	49,696	6,486
Accrued expenses and other current liabilities	100,988	(19,728)
Other liabilities	9,292	6,765
Net cash used in operating activities	(734,667)	(611,245)
Cash flows from investing activities
Purchases of property and equipment	(84,518)	(66,441)
Purchases of intangible assets	(8,107)	(572)
Non-marketable investments	(10,030)	(6,513)
Cash paid for acquisitions, net of cash acquired	(386,011)	(104,001)
Issuance of notes receivable from officers/stockholders	—	(15,000)
Repayment of notes receivables from officers/stockholders	—	15,000
Purchases of marketable securities	(3,862,637)	(1,565,347)
Sales of marketable securities	511,068	195,898
Maturities of marketable securities	2,483,225	532,690
Change in restricted cash	10,271	(7,048)
Net cash used in investing activities	(1,346,739)	(1,021,334)
Cash flows from financing activities
Proceeds from the exercise of stock options	11,379	731
Stock repurchases from employees for tax withholdings	(394,156)	—
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	2,657,797	—
Repurchase of Class B voting common stock and Series FP voting preferred stock	—	(10,593)
Proceeds from issuances of preferred stock, net of issuance costs	—	1,157,147
Borrowings from revolving credit facility	—	5,000
Principal payments on revolving credit facility	—	(5,000)
Payments of initial public offering costs	(9,672)	(5,395)
Net cash provided by financing activities	2,265,348	1,141,890
Change in cash and cash equivalents	183,942	(490,689)
Cash and cash equivalents, beginning of period	150,121	640,810
Cash and cash equivalents, end of period	$334,063	$150,121
Supplemental disclosures
Cash paid for income taxes	$6,226	$1,686
Supplemental disclosures of non-cash activities
Issuance of Class B voting common stock related to acquisitions	$—	$96,145
Assumed equity awards in acquisitions	$3,911	$—
Purchase consideration liabilities related to acquisitions	$16,486	$21,085
Repurchase of Class B voting common stock and Series FP voting preferred stock in exchange for notes receivable from officers/stockholders	$—	$13,500
Construction in progress related to financing lease obligations	$1,451	$1,789
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$13,139	$2,084
Deferred offering costs accrued, unpaid	$—	$1,739

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDA reconciliation:
Net loss	$(349,977)	$(169,945)	$(3,445,066)	$(514,643)
Add (deduct):
Interest income	(6,070)	(1,486)	(21,096)	(4,654)
Interest expense	876	776	3,456	1,424
Other (income) expense, net	(2,553)	1,215	(4,528)	4,568
Income tax (benefit) expense	(3,240)	(297)	(18,342)	(7,080)
Depreciation and amortization(1)	18,786	10,633	61,288	29,115
Stock-based compensation expense(2)	181,044	6,767	2,639,895	31,842
Payroll tax expense related to stock-based compensation	2,212	53	24,470	185
Spectacles inventory-related charges(3)	—	—	39,867	—
Adjusted EBITDA	$(158,922)	$(152,284)	$(720,056)	$(459,243)

(1) Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Depreciation and amortization expense:
Cost of revenue	$5,179	$1,258	$15,222	$2,206
Research and development	6,937	5,357	25,076	17,755
Sales and marketing	3,441	2,395	10,450	3,175
General and administrative	3,229	1,623	10,540	5,979
Total	$18,786	$10,633	$61,288	$29,115

(2) Total stock-based compensation and related payroll tax expense by function:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Stock-based compensation and related payroll tax expense:
Cost of revenue	$2,230	$122	$26,518	$532
Research and development	131,331	4,502	1,163,839	21,993
Sales and marketing	29,359	1,377	238,827	3,967
General and administrative	20,336	819	1,235,181	5,535
Total	$183,256	$6,820	$2,664,365	$32,027

(3) Spectacles inventory-related charges were primarily related to excess inventory reserves and inventory purchase commitment cancellation charges in the third quarter of 2017. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Free Cash Flow reconciliation:
Net cash used in operating activities	$(176,083)	$(167,728)	$(734,667)	$(611,245)
Less:
Purchases of property and equipment	(21,212)	(20,376)	(84,518)	(66,441)
Free Cash Flow	$(197,295)	$(188,104)	$(819,185)	$(677,686)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Non-GAAP Net Loss reconciliation:
Net loss	$(349,977)	$(169,945)	$(3,445,066)	$(514,643)
Amortization of intangible assets	10,607	4,849	31,454	16,228
Stock-based compensation expense	181,044	6,767	2,639,895	31,842
Payroll tax expense related to stock-based compensation	2,212	53	24,470	185
Spectacles inventory-related charges	—	—	39,867	—
Income tax adjustments	60	—	(2,253)	—
Non-GAAP net loss	$(156,054)	$(158,276)	$(711,633)	$(466,388)

Weighted-average common shares - Diluted	1,247,017	835,299	1,166,085	807,871

Non-GAAP Diluted Net Loss Per Share reconciliation:
Diluted net loss per share	$(0.28)	$(0.20)	$(2.95)	$(0.64)
Non-GAAP adjustment to net loss	0.15	0.01	2.34	0.06
Non-GAAP diluted net loss per share	$(0.13)	$(0.19)	$(0.61)	$(0.58)